UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2006

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia		22203
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                             Entry into a Material Definitive Agreement

On January 20, 2006, the Company announced the Appointment of Victoria D. Harker as Chief Financial Officer and Executive Vice President of The AES Corporation (the “Company”).  A copy of the announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As a result of this announcement, the Company entered into an employment agreement dated January 23, 2006 with Ms. Harker.  The agreement states that Ms. Harker will receive a base annual salary of $500,000, and bonus with a target of 80% of her base salary, subject to increases as may be determined by the Company.  In addition, Ms. Harker received a $200,000 signing bonus.  She is eligible to participate in the stock option, bonus and other benefit plans made available to officers of the Company.  The employment agreement is for an initial term of two years and is renewable for successive one-year periods thereafter.  In the event of termination without cause, she shall be entitled to a maximum of one year’s base salary, bonus and benefit continuation.  She is subject to obligations of confidentiality indefinitely, non-competition and non-solicitation during the period of employment and for one year following termination of employment. A copy of the agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

In addition, Ms. Harker received a long term incentive grant valued at $1,125,000, under The AES Corporation 2003 Long Term Compensation Plan (the “Plan”).  The grant consists of 50% performance units, 25% restricted stock units and 25% stock options.  Subject to certain conditions, it is scheduled to vest one third per year for three years and will be paid out in accordance with terms determined by the Board of Directors pursuant to the Plan.

Item 5.02                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 20, 2006, the Company announced that Victoria D. Harker has been named Chief Financial Officer and Executive Vice President, effective January 23, 2006. Ms. Harker, 41, will oversee corporate accounting and reporting functions, finance, planning and treasury capacities as well as investor relations.

Most recently, Ms. Harker was employed as Acting Chief Financial Officer, senior vice president and treasurer of MCI from November 2002 through January 2006. Prior to that, Ms. Harker served as Chief Financial Officer of MCI Group, a unit of World Com Inc. from 1998 to 2002.  Prior to 1998 Ms. Harker held several positions at MCI in the areas of finance, information technology and operations.  Ms. Harker received her bachelor’s degree in English and Economics from The University of Virginia and a Master’s in Business Administration, Finance from The American University.

This brief description is qualified by reference to the press release attached to this report as Exhibit 99.2, which is incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits

(d)	Exhibits

Exhibits	Description of Document

99.1	Press Release dated January 20, 2006

99.2	Employment Agreement between the Company and Victoria Harker dated January 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

	By:	/s/ Vincent W. Mathis
Name: Vincent W. Mathis
Title: Deputy General Counsel

Date: January 24, 2006

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated January 20, 2006

99.2	Employment Agreement between the Company and Victoria Harker dated January 23, 2006.